UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 30, 2018

Cyanotech Corporation

(Exact name of Registrant as specified in its charter)

Nevada	000-14602	91-1206026
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

73-4460 Queen Kaahumanu Highway, Suite #102 Kailua Kona, HI	96740
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (808) 326-1353

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On November 30, 2018, Cyanotech Corporation (the “Company”) completed its purchase of a six-acre production and research facility from Cellana LLC (“Cellana”) under an Asset Purchase Agreement that was signed August 31, 2018. As part of the purchase, Cellana assigned its sublease to the Company effective as of October 1, 2018. Also effective on October 1, 2018, the Company, Cellana, and the sublessor, Natural Energy Laboratory of Hawaii Authority, entered into a Supplemental Agreement No. 1 to Modify Sublease No. K-26 dated January 3, 2008 (the “Modified Sublease”). The Modified Sublease has a termination date of December 14, 2037, unless sooner terminated as provided in the original sublease. In addition, rent shall be the greater of $3,108.00 per month or two (2%) percent of gross sales, subject to rent reopening and redetermination as of December 15, 2022 and as of each fifth (5th) anniversary of the original sublease date thereafter. The foregoing description of the Modified Sublease is not a complete description of all of the rights and obligations of the parties thereto under the Modified Sublease, and is qualified in its entirety by reference to the Modified Sublease, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)      Exhibits. The following items are filed as exhibits to this report:

10.1	Supplemental Agreement No. 1 to Modify Sublease No. K-26 dated January 3, 2008 (effective October 1, 2018).

10.2	Sublease No. K-26 between Natural Energy Lab of Hawaii Authority (NELHA) and Cellana LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 7, 2018

CYANOTECH CORPORATION

By:	/s/ Jole Deal
Name: Jole Deal
Title: Chief Financial Officer